Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS SECOND QUARTER 2022 RESULTS

●	Second quarter comparable store sales growth of 4.3%, three-year stack increase of 30.4%
●	25% three-year compound growth in second quarter diluted earnings per share
●	$1.4 billion net cash provided by operating activities year-to-date

Springfield, MO, July 27, 2022 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue for its second quarter ended June 30, 2022.

2nd Quarter Financial Results

Greg Johnson, O’Reilly’s President and CEO, commented, “Our second quarter comparable store sales increase of 4.3%, and the corresponding three-year comparable store sales stack increase of 30.4%, are clear indicators of our Team’s ability to grow our business and take market share.  After experiencing volatility in our sales results in the first quarter, the trends in our business improved and were steady throughout the second quarter.”

Mr. Johnson continued, “We continue to be very pleased with the strong growth in our professional business, which performed in line with our expectations for the second quarter, while our DIY business faced more pronounced pressure from the impact of high fuel prices and continued significant broad-based inflation.  Even facing these macroeconomic challenges, we are pleased with the strong sales volumes our Team is generating in 2022, against comparisons to record comparable store sales results the last two years.  We are extremely proud of Team O’Reilly’s ability to deliver continued growth on top of the strongest years in our Company’s history, and I am grateful for the unrelenting focus each of our Team Members places on taking care of our customers.”

Sales for the second quarter ended June 30, 2022, increased $205 million, or 6%, to $3.67 billion from $3.47 billion for the same period one year ago.  Gross profit for the second quarter increased 3% to $1.88 billion (or 51.3% of sales) from $1.83 billion (or 52.7% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the second quarter increased 5% to $1.09 billion (or 29.6% of sales) from $1.03 billion (or 29.7% of sales) for the same period one year ago.  Operating income for the second quarter increased to $799 million (or 21.8% of sales) from $796 million (or 23.0% of sales) for the same period one year ago.

Net income for the second quarter ended June 30, 2022, decreased $9 million, or 1%, to $577 million (or 15.7% of sales) from $585 million (or 16.9% of sales) for the same period one year ago.  Diluted earnings per common share for the second quarter increased 5% to $8.78 on 66 million shares versus $8.33 on 70 million shares for the same period one year ago.

Year-to-Date Financial Results

Mr. Johnson concluded, “The pressure on our DIY customers from heightened inflation and fuel prices has impacted our year-to-date performance, and we have factored the current environment into our expectations for the second half of the year.  As a result, we are reducing our full-year comparable store sales guidance to a range of 3% to 5%.  Despite these pressures, we remain confident in the strength of the core underlying demand drivers of our business.  We are pleased with our start to the third quarter in July and are extremely confident in our Team’s ability to execute our business model and provide the excellent customer service that drives our success as we finish out 2022.”

Sales for the first six months of 2022 increased $410 million, or 6%, to $6.97 billion from $6.56 billion for the same period one year ago.  Gross profit for the first six months of 2022 increased 4% to $3.59 billion (or 51.6% of sales) from $3.47 billion (or 52.9% of sales) for the same period one year ago.  SG&A for the first six months of 2022 increased 7% to $2.12 billion (or 30.5% of sales) from $1.98 billion (or 30.2% of sales) for the same period one year ago.  Operating income for the first six months of 2022 decreased 1% to $1.47 billion (or 21.1% of sales) from $1.49 billion (or 22.7% of sales) for the same period one year ago.

Net income for the first six months of 2022 decreased $28 million, or 3%, to $1.06 billion (or 15.2% of sales) from $1.09 billion (or 16.6% of sales) for the same period one year ago.  Diluted earnings per common share for the first six months of 2022 increased 4% to $15.94 on 66 million shares versus $15.39 on 71 million shares for the same period one year ago.

2nd Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores and sales to Team Members.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 4.3% for the second quarter ended June 30, 2022, on top of 9.9% for the same period one year ago.  Comparable store sales increased 4.5% for the six months ended June 30, 2022, on top of 16.5% for the same period one year ago.

Share Repurchase Program

During the second quarter ended June 30, 2022, the Company repurchased 2.2 million shares of its common stock, at an average price per share of $620.27, for a total investment of $1.38 billion. During the first six months of 2022, the Company repurchased 3.4 million shares of its common stock, at an average price per share of $635.40, for a total investment of $2.15 billion. Subsequent to the end of the second quarter and through the date of this release, the Company repurchased an additional 0.4 million shares of its common stock, at an average price per share of $654.37, for a total investment of $268 million.  The Company has repurchased a total of 89.4 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $214.47, for a total aggregate investment of $19.16 billion.  As of the date of this release, the Company had approximately $1.09 billion remaining under its current share repurchase authorization.

Updated Full-Year 2022 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2022 financial data:

For the Year Ending
December 31, 2022
Comparable store sales	3% to 5%
Total revenue	$14.0 billion to $14.3 billion
Gross profit as a percentage of sales	50.8% to 51.3%
Operating income as a percentage of sales	20.0% to 20.3%
Effective income tax rate	23.0%
Diluted earnings per share (1)	$31.25 to $31.75
Net cash provided by operating activities	$2.1 billion to $2.5 billion
Capital expenditures	$650 million to $750 million
Free cash flow (2)	$1.3 billion to $1.6 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2022
Net cash provided by operating activities		$2,140	to	$2,560
Less:	Capital expenditures	650	to	750
	Excess tax benefit from share-based compensation payments	10	to	20
	Investment in tax credit equity investments	180	to	190
Free cash flow		$1,300	to	$1,600

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, July 28, 2022, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (404) 400-0571 and the conference call identification number is 87962276#.  A replay of the conference call will be available on the Company’s website through Thursday, July 27, 2023.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of June 30, 2022, the Company operated 5,873 stores in 47 U.S. states and 27 stores in Mexico.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the COVID-19 pandemic or other public health crises; the economy in general; inflation; consumer debt levels; product demand; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; information security and cyber-attacks; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2021, and subsequent Securities and Exchange Commission filings for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2022	June 30, 2021	December 31, 2021
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$253,904	$631,618	$362,113
Accounts receivable, net	330,672	273,148	272,562
Amounts receivable from suppliers	123,112	113,174	113,112
Inventory	4,005,384	3,647,413	3,686,383
Other current assets	86,800	72,994	70,092
Total current assets	4,799,872	4,738,347	4,504,262

Property and equipment, at cost	7,160,583	6,767,596	6,948,038
Less: accumulated depreciation and amortization	2,878,170	2,603,442	2,734,523
Net property and equipment	4,282,413	4,164,154	4,213,515

Operating lease, right-of-use assets	1,965,941	2,028,329	1,982,478
Goodwill	881,299	881,207	879,340
Other assets, net	138,164	137,296	139,112
Total assets	$12,067,689	$11,949,333	$11,718,707

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,258,712	$4,583,570	$4,695,312
Self-insurance reserves	137,281	118,259	128,794
Accrued payroll	106,814	129,025	107,588
Accrued benefits and withholdings	148,805	221,382	234,872
Income taxes payable	2,080	29,776	—
Current portion of operating lease liabilities	341,705	333,624	337,832
Other current liabilities	417,792	355,976	370,217
Total current liabilities	6,413,189	5,771,612	5,874,615

Long-term debt	4,669,833	3,825,177	3,826,978
Operating lease liabilities, less current portion	1,683,216	1,747,267	1,701,757
Deferred income taxes	203,744	177,118	175,212
Other liabilities	205,137	210,465	206,568

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
63,752,833 as of June 30, 2022,
69,132,589 as of June 30, 2021, and
67,029,042 as of December 31, 2021	638	691	670
Additional paid-in capital	1,286,651	1,295,363	1,305,508
Retained deficit	(2,391,108)	(1,075,769)	(1,365,802)
Accumulated other comprehensive loss	(3,611)	(2,591)	(6,799)
Total shareholders’ (deficit) equity	(1,107,430)	217,694	(66,423)

Total liabilities and shareholders’ equity (deficit)	$12,067,689	$11,949,333	$11,718,707

Note:  The balance sheet at December 31, 2021, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Sales	$3,670,737	$3,465,601	$6,966,748	$6,556,500
Cost of goods sold, including warehouse and distribution expenses	1,786,019	1,639,223	3,373,958	3,089,327
Gross profit	1,884,718	1,826,378	3,592,790	3,467,173

Selling, general and administrative expenses	1,086,168	1,030,795	2,124,710	1,980,485
Operating income	798,550	795,583	1,468,080	1,486,688

Other income (expense):
Interest expense	(37,384)	(37,657)	(72,225)	(75,163)
Interest income	682	456	1,192	993
Other, net	(4,550)	2,952	(6,488)	4,643
Total other expense	(41,252)	(34,249)	(77,521)	(69,527)

Income before income taxes	757,298	761,334	1,390,559	1,417,161
Provision for income taxes	180,538	175,883	331,919	330,101
Net income	$576,760	$585,451	$1,058,640	$1,087,060

Earnings per share-basic:
Earnings per share	$8.86	$8.41	$16.08	$15.53
Weighted-average common shares outstanding – basic	65,116	69,618	65,840	69,997

Earnings per share-assuming dilution:
Earnings per share	$8.78	$8.33	$15.94	$15.39
Weighted-average common shares outstanding – assuming dilution	65,686	70,264	66,434	70,640

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended
	June 30,
	2022	2021
Operating activities:
Net income	$1,058,640	$1,087,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	168,045	158,917
Amortization of debt discount and issuance costs	2,242	2,207
Deferred income taxes	28,302	21,922
Share-based compensation programs	12,702	12,575
Other	283	1,382
Changes in operating assets and liabilities:
Accounts receivable	(60,593)	(45,359)
Inventory	(318,756)	6,357
Accounts payable	563,012	398,785
Income taxes payable	12,013	12,408
Other	(73,917)	56,578
Net cash provided by operating activities	1,391,973	1,712,832

Investing activities:
Purchases of property and equipment	(228,921)	(222,607)
Proceeds from sale of property and equipment	8,222	4,566
Investment in tax credit equity investments	(4,080)	(1,768)
Other	(86)	(1,083)
Net cash used in investing activities	(224,865)	(220,892)

Financing activities:
Proceeds from borrowings on revolving credit facility	785,800	—
Payments on revolving credit facility	(785,800)	—
Proceeds from the issuance of long-term debt	847,314	—
Principal payments on long-term debt	—	(300,000)
Payment of debt issuance costs	(6,323)	(3,299)
Repurchases of common stock	(2,151,242)	(1,064,189)
Net proceeds from issuance of common stock	35,112	41,921
Other	(350)	(313)
Net cash used in financing activities	(1,275,489)	(1,325,880)

Effect of exchange rate changes on cash	172	(82)
Net (decrease) increase in cash and cash equivalents	(108,209)	165,978
Cash and cash equivalents at beginning of the period	362,113	465,640
Cash and cash equivalents at end of the period	$253,904	$631,618

Supplemental disclosures of cash flow information:
Income taxes paid	$291,695	$292,673
Interest paid, net of capitalized interest	68,318	76,788

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		June 30,
Adjusted Debt to EBITDAR:		2022	2021
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$4,669,833	$3,825,177
Add:	Letters of credit	108,891	84,045
	Discount on senior notes	6,692	4,700
	Debt issuance costs	23,475	20,123
	Six-times rent expense	2,282,502	2,182,596
Adjusted debt		$7,091,393	$6,116,641

GAAP net income		$2,136,265	$2,007,257
Add:	Interest expense	141,830	155,180
	Provision for income taxes	619,047	596,239
	Depreciation and amortization	337,345	321,679
	Share-based compensation expense	24,783	23,842
	Rent expense (i)	380,417	363,766
EBITDAR		$3,639,687	$3,467,963

Adjusted debt to EBITDAR		1.95	1.76

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended June 30, 2022 and 2021 (in thousands):

Total lease cost, per ASC 842, for the twelve months ended June 30, 2022		$453,697
Less:	Variable non-contract operating lease components, related to property taxes and insurance, for the twelve months ended June 30, 2022	73,280
Rent expense for the twelve months ended June 30, 2022		$380,417

Total lease cost, per ASC 842, for the twelve months ended June 30, 2021		$432,619
Less:	Variable non-contract operating lease components, related to property taxes and insurance, for the twelve months ended June 30, 2021	68,853
Rent expense for the twelve months ended June 30, 2021		$363,766

	June 30,
	2022	2021
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.7	1.7
Average inventory per store (in thousands) (2)	$679	$636
Accounts payable to inventory (3)	131.3%	125.7%

		For the Three Months Ended		For the Six Months Ended
		June 30,		June 30,
		2022	2021	2022	2021
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$702,087	$822,160	$1,391,973	$1,712,832
Less:	Capital expenditures	124,931	127,728	228,921	222,607
	Excess tax benefit from share-based compensation payments	3,353	10,808	5,819	16,815
	Investment in tax credit equity investments	—	1,762	4,080	1,768
Free cash flow		$573,803	$681,862	$1,153,153	$1,471,642

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
	June 30,		June 30,		June 30,
	2022	2021	2022	2021	2022	2021
Store Count:
Beginning domestic store count	5,811	5,660	5,759	5,594	5,710	5,562
New stores opened	62	50	115	118	164	159
Stores closed	—	—	(1)	(2)	(1)	(11)
Ending domestic store count	5,873	5,710	5,873	5,710	5,873	5,710

Beginning Mexico store count	27	22	25	22	22	21
New stores opened	—	—	2	—	5	1
Ending Mexico store count	27	22	27	22	27	22

Total ending store count	5,900	5,732	5,900	5,732	5,900	5,732

	For the Three Months Ended		For the Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Store and Team Member Information: (4)
Total employment	84,788	79,170
Square footage (in thousands)	44,072	42,714
Sales per weighted-average square foot (5)	$82.30	$80.35	$311.47	$295.60
Sales per weighted-average store (in thousands) (6)	$617	$600	$2,335	$2,202

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions or closures.